UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) May 14, 2015

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 14, 2015, AutoNation, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as set forth below.
Proposal 1
The nine director nominees named in the Company’s proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Mike Jackson	95,447,915	2,151,440	374,645	4,859,866
Robert J. Brown	97,797,867	70,309	105,824	4,859,866
Rick L. Burdick	96,042,132	1,826,044	105,824	4,859,866
Tomago Collins	97,833,106	34,835	106,059	4,859,866
David B. Edelson	97,835,951	32,333	105,716	4,859,866
Robert R. Grusky	97,837,470	30,874	105,656	4,859,866
Michael Larson	95,489,914	2,378,262	105,824	4,859,866
G. Mike Mikan	97,549,468	318,638	105,894	4,859,866
Alison H. Rosenthal	97,820,159	47,917	105,924	4,859,866
Proposal 2
The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2015 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
102,472,863	205,754	155,249	N/A
Proposal 3
The stockholder proposal regarding a proposed recoupment policy was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
16,725,642	81,001,631	246,727	4,859,866

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	May 15, 2015	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President - General Counsel, Corporate Development and Human Resources